As filed with the Securities and Exchange Commission on April 8, 2014

Registration No. 333-190821

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Freeport-McMoRan Copper & Gold Inc.

For Co-Registrant, See “Table of Additional Registrant Guarantor”

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1000	74-2480931
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue

Phoenix, AZ 85004-2189

(602) 366-8100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas N. Currault II Assistant General Counsel and Secretary Freeport-McMoRan Copper & Gold Inc. 333 North Central Avenue Phoenix, AZ 85004-2189 (602) 366-8100	Copy to: Monique A. Cenac Jones Walker LLP 333 North Central Avenue Phoenix, AZ 85004-2189 (602) 366-7604

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of securities to the public: Not applicable.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)  ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)  ☐

This Post-Effective Amendment No. 1 to the registration statement on Form S-4 (Registration No. 333-190821) shall become effective in accordance with the provisions of Section 8(c) of the Securities Act of 1933, as amended.

TABLE OF ADDITIONAL REGISTRANT GUARANTOR

The following subsidiary of Freeport-McMoRan Copper & Gold Inc., and each other subsidiary that is or becomes a guarantor of the securities registered under the registration statement to which this post-effective amendment applies, is hereby deemed to be a registrant.

Exact Name of Registrant as Specified in Its Charter(1)	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Primary Standard Industrial Classification Code Number
Freeport-McMoRan Oil & Gas LLC	Delaware	46-2548126	1311

(1)	The address and telephone number of the principal executive office for the additional registrant is c/o Freeport-McMoRan Copper & Gold Inc., 333 North Central Avenue, Phoenix, Arizona 85004-2189, telephone number (602) 366-8100.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-4 (Registration No. 333-190821) of Freeport-McMoRan Copper & Gold Inc. (the “Company”) and Freeport-McMoRan Oil & Gas LLC (together with the Company, the “Registrants”), which was filed with the Securities and Exchange Commission on August 26, 2013 and became effective on September 9, 2013 (the “Registration Statement”). Pursuant to the Registration Statement, the Company registered $1,500,000,000 of its 2.375% Senior Notes due 2018 (the “new 2018 notes”), $1,000,000,000 of its 3.100% Senior Notes due 2020 (the “new 2020 notes”), $2,000,000,000 of its 3.875% Senior Notes due 2023 (the “new 2023 notes”) and $2,000,000,000 of its 5.450% Senior Notes due 2043 (the “new 2043 notes” and, collectively with the new 2018 notes, the new 2020 notes and the new 2023 notes, the “new notes”). Pursuant to an exchange offer (the “Exchange Offer”), the new notes were registered and offered to holders of the Company’s outstanding unregistered 2.375% Senior Notes due 2018 (the “old 2018 notes”), 3.100% Senior Notes due 2020 (the “old 2020 notes”), 3.875% Senior Notes due 2023 (the “old 2023 notes”) and 5.450% Senior Notes due 2043 (the “old 2043 notes”).

The Exchange Offer expired on October 9, 2013, and pursuant to the terms of the Exchange Offer, $1,499,700,000 in aggregate principal amount of the new 2018 notes were issued to holders of the old 2018 notes, $998,265,000 in aggregate principal amount of the new 2020 notes were issued to holders of the old 2020 notes, $1,998,776,000 in aggregate principal amount of the new 2023 notes were issued to holders of the old 2023 notes and $1,999,800,000 in aggregate principal amount of the new 2043 notes were issued to holders of the old 2043 notes. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unissued at the termination of the offering, the Registrants are filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister the $300,000 of new 2018 notes, $1,735,000 of new 2020 notes, $1,224,000 of new 2023 notes and $200,000 of new 2043 notes that were not issued in the Exchange Offer.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on April 8, 2014.

FREEPORT-MCMORAN COPPER & GOLD INC.

By:	/s/ Kathleen L. Quirk
Kathleen L. Quirk
Executive Vice President, Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities indicated on April 8, 2014.

Signature	Title

* James R. Moffett	Chairman of the Board

* Richard C. Adkerson	Vice Chairman, President and Chief Executive Officer (Principal Executive Officer)

* James C. Flores	Vice Chairman of the Board

/s/ Kathleen L. Quirk Kathleen L. Quirk	Executive Vice President, Chief Financial Officer, Treasurer (Principal Financial Officer)

/s/ C. Donald Whitmire, Jr. C. Donald Whitmire, Jr.	Vice President and Controller – Financial Reporting (Principal Accounting Officer)

* Robert J. Allison, Jr.	Director

* Alan R. Buckwalter, III	Director

* Robert A. Day	Director

* Gerald J. Ford	Director

* Thomas A. Fry, III	Director

* H. Devon Graham, Jr.	Director

Lydia H. Kennard	Director

* Charles C. Krulak	Director

* Bobby Lee Lackey	Director

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Signature	Title

* Jon C. Madonna	Director

* Dustan E. McCoy	Director

* Stephen H. Siegele	Director

Frances Fragos Townsend	Director

*	Kathleen L. Quirk hereby signs this Post-Effective Amendment No. 1 to the Registration Statement on behalf of the indicated persons for whom she is attorney-in-fact on April 8, 2014, pursuant to powers of attorney previously filed as Exhibit 24.1 to the Registration Statement on Form S-4 of Freeport-McMoRan Copper & Gold Inc. and Freeport-McMoRan Oil & Gas LLC filed with the Securities and Exchange Commission on August 26, 2013.

By:	/s/ Kathleen L. Quirk
Kathleen L. Quirk
Attorney-in-Fact

Dated: April 8, 2014

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on April 8, 2014.

FREEPORT-MCMORAN OIL & GAS LLC

By:	FCX OIL & GAS INC.,
its sole member

By:	/s/ Kathleen L. Quirk
Kathleen L. Quirk
Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to the registration statement has been signed by the following persons in the capacities indicated on April 8, 2014.

Signature	Title

* James C. Flores	Manager, President, Chief Executive Officer (Principal Executive Officer)

* Michael J. Arnold	Manager, Executive Vice President

* Winston M. Talbert	Executive Vice President, Chief Financial Officer (Principal Financial Officer)

* Nancy I. Williams	Vice President, Controller (Principal Accounting Officer)

/s/ Kathleen L. Quirk Kathleen L. Quirk	Executive Vice President

*	Kathleen L. Quirk hereby signs this Post-Effective Amendment No. 1 to the Registration Statement on behalf of the indicated persons for whom she is attorney-in-fact on April 8, 2014, pursuant to powers of attorney previously filed as Exhibit 24.1 to the Registration Statement on Form S-4 of Freeport-McMoRan Copper & Gold Inc. and Freeport-McMoRan Oil & Gas LLC filed with the Securities and Exchange Commission on August 26, 2013.

By:	/s/ Kathleen L. Quirk
Kathleen L. Quirk
Attorney-in-Fact

Dated: April 8, 2014

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